UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 3, 2026

VERTIV HOLDINGS CO

(Exact name of registrant as specified in its charter)

Delaware	001-38518	81-2376902
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

505 N. Cleveland Ave., Westerville, Ohio 43082

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 614-888-0246

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	VRT	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Notes Offering

On March 3, 2026, Vertiv Holdings Co (the “Company”) completed an underwritten public offering (the “Offering”) of $600,000,000 aggregate principal amount of its 4.850% Senior Notes due 2036 (the “2036 Notes”), $500,000,000 aggregate principal amount of its 5.650% Senior Notes due 2046 (the “2046 Notes”), $500,000,000 aggregate principal amount of its 5.800% Senior Notes due 2056 (the “2056 Notes”), and $500,000,000 aggregate principal amount of its 5.950% Senior Notes due 2066 (the “2066 Notes” and, together with the 2036 Notes, the 2046 Notes and the 2056 Notes, the “Notes”).

The offering of the Notes was made pursuant to the Company’s effective shelf registration statement on Form S-3ASR (File No. 333-293583) and a related prospectus supplement dated February 23, 2026 (the “Prospectus Supplement”). The Notes were issued under an Indenture, dated as of March 3, 2026 (the “Base Indenture”), as amended and supplemented by a First Supplemental Indenture, dated as of March 3, 2026 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), each between the Company and U.S. Bank Trust Company, National Association, as trustee.

The 2036 Notes mature on March 15, 2036 and bear interest at the rate of 4.850% per annum. The 2046 Notes mature on March 15, 2046 and bear interest at the rate of 5.650% per annum. The 2056 Notes mature on March 15, 2056 and bear interest at the rate of 5.800% per annum. The 2066 Notes mature on March 15, 2066 and bear interest at the rate of 5.950% per annum. Interest on the Notes is payable semi-annually in arrears on March 15 and September 15 of each year, beginning September 15, 2026.

The Company used the net proceeds from the sale of Notes, together with cash on hand, to repay in full all outstanding indebtedness under its Term Loan Credit Agreement, dated as of March 2, 2020 (as amended, the “Term Loan Credit Agreement”), among Vertiv Group Corporation, as borrower, the guarantors party thereto, the lenders party thereto, and Citibank, N.A., as administrative agent and collateral agent. Upon such repayment, all commitments under the Term Loan Credit Agreement were terminated and all guarantees and liens securing obligations under the Term Loan Credit Agreement were released.

The Notes are senior unsecured obligations of the Company. The Notes may be redeemed at the Company’s option at any time at 100% of the principal amount plus accrued interest and, until a specified period before the applicable maturity, a specified make-whole amount. Each series of the Notes contains a change-of-control provision that, under certain circumstances, may require the Company to offer to purchase such series of Notes at a price equal to 101% of the principal amount plus accrued and unpaid interest to the date of repurchase.

The Indenture contains covenants that limit, among other things, the ability of the Company and its subsidiaries to incur liens on certain properties to secure debt and to engage in sale and leaseback transactions.

The Indenture also provides for customary events of default (subject in certain cases to customary grace periods), which include nonpayment, breach of covenants in the Indenture, a cross-default under certain other indebtedness, and certain events of bankruptcy, insolvency and reorganization. Generally, if an event of default occurs, the trustee or holders of at least 25% in aggregate principal amount of the then outstanding Notes of the affected series may declare the principal amount of all the outstanding Notes of such series to be due and payable immediately, except that if an event of default arising from certain events of bankruptcy, insolvency or reorganization occurs, the principal amount of all the outstanding Notes will become due and payable without any further action or notice.

The foregoing description of the Base Indenture, the First Supplemental Indenture and the Notes do not purport to be complete and are qualified in their entirety by reference to the full text of the Base Indenture, the First Supplemental Indenture and the forms of Notes, which are filed as Exhibits 4.1, 4.2, 4.3, 4.4, 4.5 and 4.6, respectively, hereto and are incorporated herein by reference.

New Revolving Credit Facility

On March 3, 2026 (the “Closing Date”), the Company, as borrower, entered into a credit agreement (the “New Revolving Credit Facility”), with the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent. The New Revolving Credit Facility provides for a senior unsecured revolving facility in an aggregate committed amount of $2,500,000,000, a portion of which is available for the issuance of letters of credit in U.S. Dollars, Euros, Canadian Dollars, Sterling Pounds and Australian Dollars. The New Revolving Credit Facility will mature five years from the Closing Date, subject to up to two additional one-year extensions pursuant to the terms of the New Revolving Credit Facility. Additionally, the Company is permitted to increase the commitments under the New Revolving Credit Facility in an aggregate principal amount of up to $1,000,000,000, subject to certain conditions (including finding lenders willing to provide the additional commitments).

U.S. Dollar borrowings under the New Revolving Credit Facility bear interest at a rate determined, at the Borrower’s option, based on either (i) a Term SOFR rate or (ii) an alternate base rate, plus, in each case, an applicable margin that is subject to the Borrower’s credit rating. Borrowings in Euros bear interest at EURIBOR rate, borrowings in Canadian Dollars bear interest at a Term CORRA rate or Canadian Prime Rate, borrowings in Sterling bear interest at a Daily Simple RFR (SONIA) rate, and borrowings in Australian Dollars bear interest at a BBSY rate, in each case plus an applicable margin. The Borrower will pay to the lenders under the New Revolving Credit Facility a commitment fee equal to a percentage of the aggregate daily amount of unused commitments under the New Revolving Credit Facility based on the Borrower’s credit rating at such time.

The applicable margin and commitment fee will be determined as shown in the following table:

Index Debt Ratings	Ratings (S&P/Moody’s/Fitch)	Commitment Fee	ABR Loans and Canadian Prime Rate Loans	Term Benchmark Loans and RFR Loans
Category I	BBB+/Baa1/BBB+or above	0.09%	0.00%	1.00%
Category II	BBB/Baa2/BBB	0.11%	0.125%	1.125%
Category III	BBB-/Baa3/BBB-	0.15%	0.25%	1.25%
Category IV	BB+/Ba1/BB+	0.20%	0.50%	1.50%
Category V	Lower than BB+/Ba1/BB+	0.25%	0.75%	1.75%

The New Revolving Credit Facility contains certain customary representations and warranties, as well as certain customary affirmative and negative covenants. The New Revolving Credit Facility’s negative covenants restrict the activities of the Borrower and, in certain cases, the Borrower’s subsidiaries, including, among other things, the ability to (i) create certain liens on its assets, (ii) dispose of substantially all of its assets, (iii) merge, liquidate, dissolve or consolidate with other entities and (iv) pay dividends and distributions in respect of its equity interests when a default or event of default has occurred and is continuing, in each case, subject to certain exceptions. The New Revolving Credit Facility also restricts the ability of the Borrower’s non-guarantor subsidiaries to incur debt, subject to certain exceptions.

The financial covenant in the New Revolving Credit Facility requires the Company to maintain, as of the last day of each fiscal quarter (beginning with the fiscal quarter ending June 30, 2026), a ratio of consolidated net debt to consolidated EBITDA of not more than 4.00 to 1.00, provided that, subject to certain conditions, the Borrower may elect to increase such ratio to 4.50 to 1.00 following a qualified acquisition, for a period of four fiscal quarters beginning with the quarter during which such qualified acquisition is consummated.

The New Revolving Credit Facility also contains certain customary events of default, including, among others, defaults based on certain bankruptcy and insolvency events, nonpayment, cross-defaults and cross acceleration to other material indebtedness, breach of specified covenants, material ERISA events, material monetary judgments, change of control events, inability to pay debts as they become due and material inaccuracy of the Borrower’s representations and warranties. If an event of default occurs, the lenders under the New Revolving Credit Facility would be entitled to take various actions, including acceleration of amounts due thereunder and all actions permitted to be taken by a senior creditor.

The New Revolving Credit Facility refinanced and replaced our existing $800 million asset-based revolving credit facility (the “ABL Facility”) with certain financial institutions, as lenders (the “ABL Refinancing”).

The foregoing description of the New Revolving Credit Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the New Revolving Credit Facility, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the repayment of outstanding indebtedness under the Term Loan Credit Agreement and the ABL Refinancing is incorporated into this Item 1.02 by reference.

Upon completion of the Offering and the ABL Refinancing, all amounts owed under the existing Term Loan Credit Agreement and the ABL Facility were repaid in full and all commitments with respect thereof were terminated and all guarantees and liens in respect thereof will be released.

Item 2.03	Creation of a Direct Financial Obligation

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Indenture, the Notes, and the New Revolving Credit Facility is incorporated into this Item 2.03 by reference.

Item 7.01	Regulation FD Disclosure

On March 3, 2026, the Company issued a press release announcing the closing of the Offering and the entry into the New Revolving Credit Facility. The press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

The information furnished under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated by specific reference in any such filing.

Item 8.01	Other Events

In connection with the Offering, on February 23, 2026, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) with BofA Securities, Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, ING Financial Markets LLC, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named in Schedule 1 thereto (collectively, the “Underwriters”), with respect to the offer and sale of the Notes. The Underwriting Agreement includes customary representations, warranties and covenants by the Company. The Underwriting Agreement also provides for customary indemnification by each of the Company and the Underwriters (in the case of the Underwriters, severally and not jointly) against certain liabilities and customary contribution provisions in respect of those liabilities.

The foregoing description of the Underwriting does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

A copy of the opinion letter of Willkie Farr & Gallagher LLP relating to the validity of the Notes is filed as Exhibit 5.1 hereto.

Item 9.01	(d) Financial Statements and Exhibits

Exhibit No.	Exhibit Description

1.1	Underwriting Agreement, dated February 23, 2026, among Vertiv Holdings Co and BofA Securities, Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, ING Financial Markets LLC, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein.

4.1	Indenture, dated as of March 3, 2026, between Vertiv Holdings Co and U.S. Bank Trust Company, National Association, as trustee.

4.2	First Supplemental Indenture, dated as of March 3, 2026, between Vertiv Holdings Co and U.S. Bank Trust Company, National Association, as trustee.

4.3	Form of 4.850% Senior Notes due 2036 (included in Exhibit A-1 to the First Supplemental Indenture filed herewith as Exhibit 4.2).

4.4	Form of 5.650% Senior Notes due 2046 (included in Exhibit A-2 to the First Supplemental Indenture filed herewith as Exhibit 4.2).

4.5	Form of 5.800% Senior Notes due 2056 (included in Exhibit A-3 to the First Supplemental Indenture filed herewith as Exhibit 4.2).

4.6	Form of 5.950% Senior Notes due 2066 (included in Exhibit A-4 to the First Supplemental Indenture filed herewith as Exhibit 4.2).

5.1	Opinion of Willkie Farr & Gallagher LLP.

10.1	Credit Agreement, dated as of March 3, 2026, among Vertiv Holdings Co, the lenders and issuing banks party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

23.1	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5.1).

99.1	Press release issued by Vertiv Holdings Co on March 3, 2026.

104	Cover Page Interactive Data File, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 3, 2026	Vertiv Holdings Co

/s/ Craig Chamberlin
Name: Craig Chamberlin
Title: Chief Financial Officer